   As Filed With the Securities and Exchange Commission on December 28, 2001

                                                      Registration No. 333-69338

 ................................................................................

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
 ................................................................................


                     NATIONAL COMMERCE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                 TENNESSEE                                      62-0784645
      (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                      Identification No.)

  National Commerce Financial Corporation
            One Commerce Square                                   38150
             Memphis, Tennessee                                 (Zip Code)
  (Address of Principal Executive Offices)


          Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan
                  SouthBanc Shares, Inc. 1998 Stock Option Plan
                  SouthBanc Shares, Inc. 2001 Stock Option Plan

                           (Full titles of the plans)

                             Charles A. Neale, Esq.
                       Vice President and General Counsel
                     National Commerce Financial Corporation
                               One Commerce Square
                            Memphis, Tennessee 38150
                     (Name and address of agent for service)

                                 (901) 523-3371
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                               John A. Good, Esq.
                             Bass, Berry & Sims PLC
                          100 Peabody Place, Suite 950
                                Memphis, TN 38103

       This Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 covers shares (the "Shares") of common stock, $2.00 par value per share (the "Common Stock"), of National Commerce Financial Corporation, formerly known as National Commerce Bancorporation (the "Registrant"), that may be issued by the Registrant under the plans listed above (the "Plans"). The Plans were assumed by the Registrant as a result of the merger on November 19, 2001 of SouthBanc Shares, Inc. ("SouthBanc") with the Registrant. The Registrant originally registered the Shares pursuant to its Registration Statement on Form S-4 filed on September 13, 2001 (File No. 333-69338). The Registrant paid the registration fee at the time of filing of the Form S-4 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference as of their respective dates:

         a. The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2000, as amended and restated;

         b. All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000; and

         c. The description of the Common Stock contained in the effective registration statement filed by the Registrant to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.         Description of Securities.

         Not applicable.

Item 5.         Interests of Named Experts and Counsel.

         An opinion as to the legality of the securities being registered is being provided by Bass, Berry & Sims PLC. Attorneys at Bass, Berry & Sims PLC working on this registration statement owned approximately 12,190 shares of the Common Stock as of the date of this registration statement.

Item 6.         Indemnification of Directors and Officers.

         The Registrant is a Tennessee corporation. Sections 48-18-501 through 48-18- 509 of the Tennessee Business Corporation Act contain detailed provisions on indemnification of directors and officers of a Tennessee corporation.

         The Registrant's restated charter provides that no director of the Registrant shall be personally liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iii) for unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act.

         The Registrant's bylaws provide that the Registrant shall indemnify any person who is made a party to a suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he, his testator or intestate is or was a director or officer of the Registrant, against amounts paid in settlement and reasonable expenses including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding or any appeal therein to the extent permitted by and in the manner provided by the laws of Tennessee. The Registrant shall indemnify any person made or threatened to be made a party to a suit or proceeding other than by or in the right of any company of any type or kind, domestic or foreign, which any director or officer of the Registrant, by reason of the fact that he, his testator or intestate, was a director or officer of the Registrant or served such other company in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such suit or proceeding, or any appeal therein, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the Registrant and, in criminal actions or proceedings, had no reasonable cause to believe that this conduct was unlawful, and to the extent permitted by, and in the manner provided by, the laws of Tennessee.

         The directors and officers of the Registrant are covered by an insurance policy indemnifying them against certain civil liabilities, including liabilities under the federal securities laws, which might be incurred by them in such capacity.

Item 7.         Exemption From Registration Claimed.

         Not applicable.

Item 8.         Exhibits.

         See the Index to Exhibits following the signature pages hereof.

Item 9.         Undertakings.

         A.     The Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) of this paragraph do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
         Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 28th day of December, 2001.

                            NATIONAL COMMERCE FINANCIAL CORPORATION

                            By: /s/ Ernest C. Roessler
                                ------------------------------------------------
                                 President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated:

Signature                                      Title                                    Date
---------                                      -----                                    ----
                     *                         Chairman of the Board                    December 28, 2001
--------------------------------------------
Thomas M. Garrott                              and Director



                     *                         President and Chief Executive Officer    December 28, 2001
--------------------------------------------
Ernest C. Roessler                             (Principal Executive Officer) and
                                               Director



                     *                         Chief Financial Officer (Principal       December 28, 2001
--------------------------------------------   Financial Officer)
Sheldon M. Fox



                     *                         Accounting Officer (Principal            December 28, 2001
--------------------------------------------
Mark A. Wendel                                 Accounting Officer)



                     *                         Director                                 December 28, 2001
--------------------------------------------
James B. Brame, Jr.



____________________________________________   Director                                 December ___, 2001
Bruce E. Campbell, Jr.

                     *                         Director                                 December 28, 2001
--------------------------------------------
John D. Canale, III



                                               Director                                 December __, 2001
--------------------------------------------
James H. Daughdrill, Jr.



                                               Director                                 December __, 2001
--------------------------------------------
Thomas C. Farnsworth, Jr.



                     *                         Director                                 December 28, 2001
--------------------------------------------
Blake P. Garrett, Jr.



                     *                         Director                                 December 28, 2001
--------------------------------------------
R. Lee Jenkins


                     *                         Director                                 December 28, 2001
--------------------------------------------
C. Dan Joyner


                     *                         Director                                 December 28, 2001
--------------------------------------------
W. Neely Mallory, Jr.



                                               Director                                 December __, 2001
--------------------------------------------
Eugene J. McDonald



                                               Director                                 December __, 2001
--------------------------------------------
James E. McGehee, Jr.

                     *                         Director                                 December 28, 2001
--------------------------------------------
Phillip H. McNeill, Sr.



                     *                         Director                                 December 28, 2001
--------------------------------------------
Eric B. Munson



                                               Director                                 December __, 2001
--------------------------------------------
J. Bradbury Reed



                     *                         Director                                 December 28, 2001
--------------------------------------------
David E. Shi



                     *                         Director                                 December 28, 2001
--------------------------------------------
H. Allen Tate, Jr.



                     *                         Director                                 December 28, 2001
--------------------------------------------
Phail Wynn, Jr.



*By:/s/ K. Elizabeth Whitehead                                                          December 28, 2001
    ----------------------------------------
         Attorney-in-Fact

                                INDEX TO EXHIBITS

  Exhibit Number                                  Description

--------------------  ---------------------------------------------------------------------
        4.1           Articles of Amendment to the Amended and Restated Charter of
                      National Commerce Bancorporation (filed as Exhibit 3.1 to the
                      Registrant's Form S-3 filed on July 9, 2001 (File No. 0-6094) and incorporated herein by reference)

        4.2           Amended and Restated Charter of National Commerce Bancorporation
                      (filed as Exhibit 3.1 to the Registrant's Form 8-K filed on July
                      11, 2000 (File No. 0-6094) and incorporated herein by reference)

        4.3           Bylaws of National Commerce Bancorporation, as amended (filed as
                      Exhibit 3.2 to the Registrant's Form 10-K for the year ended
                      December 31, 1995 (File No. 0-6094) and incorporated herein by reference)

        4.4           Perpetual Bank, A Federal Savings Bank 1997 Stock Option Plan
                      (incorporated by reference to Exhibit 4.3 to SouthBanc's
                      Registration Statement No. 333-79869 on Form S-8)

        4.5           SouthBanc Shares, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit A to SouthBanc's Proxy Statement filed
                      December 23, 1998 (File No. 000-23751))

        4.6           SouthBanc Shares, Inc. 2001 Stock Option Plan (incorporated by reference to Appendix A to SouthBanc's Proxy Statement filed on
                      December 14, 2000 (File No. 000-23751))

         5            Opinion of Bass, Berry & Sims PLC

       23.1           Consent of Ernst & Young LLP

       23.2           Consent of Bass, Berry & Sims PLC (contained in Exhibit 5)